EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 9, 2014, Demand Media, Inc., a Delaware corporation (the “Company”, “our”, “we” or “us”) completed the sale of substantially all of the assets relating to its Creativebug business (“Creativebug”) to CB Acquisition, LLC, a Delaware limited liability company (“Buyer”) for $10.0 million in cash (the “Disposition”).

The accompanying unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and the accompanying notes included in the 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2014, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the three months ended March 31, 2014, have been prepared giving effect to the Disposition of Creativebug as if the transactions had occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if the transaction had occurred effective March 31, 2014.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the transaction. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future financial performance and results of operations of the consolidated Company.

Demand Media, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2014
(In thousands, except per share amounts)

	As Reported	Creativebug	Pro Forma Adjustments	Pro Forma Demand Media, Inc.
Service revenue	$82,960	$(63)	$-	$82,897
Product revenue	6,792	-	-	6,792
Total Revenue	89,752	(63)	-	89,689
Operating expenses:
Service costs	49,137	(307)	-	48,830
Product costs	4,955	-	-	4,955
Sales and marketing	8,931	(109)	-	8,822
Product development	11,272	(230)	-	11,042
General and administrative	17,715	(333)	-	17,382
Amortization of intangible assets	11,629	(236)	-	11,393
Total operating expenses	103,639	(1,215)	-	102,424
Income (loss) from operations	(13,887)	1,152	-	(12,735)
Interest income (expense)	(765)	-	-	(765)
Other income (expense), net	1,304	-	-	1,304
Gain on other assets, net	4,860	-	-	4,860
Income (loss) before income taxes	(8,488)	1,152	-	(7,336)
Income tax expense	(2,468)	-	-	(2,468)
Net income (loss)	$(10,956)	$1,152	$-	$(9,804)

Net income (loss) per share - basic	$(0.12)			$(0.11)
Net income (loss) per share - diluted	$(0.12)			$(0.11)

Weighted average number of shares - basic	90,854			90,854
Weighted average number of shares - diluted	90,854			90,854

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Demand Media, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013
(In thousands, except per share amounts)

	As Reported	Creativebug	Pro Forma Adjustments	Pro Forma Demand Media, Inc.
Service revenue	$394,598	$(220)	$-	$394,378
Operating expenses:
Service costs	204,763	(1,020)	-	203,743
Sales and marketing	46,445	(362)	-	46,083
Product development	44,187	(594)	-	43,593
General and administrative	73,277	(836)	-	72,441
Amortization if intangible assets	44,409	(790)	-	43,619
Total operating expenses	413,081	(3,602)	-	409,479
Income (loss) from operations	(18,483)	3,382	-	(15,101)
Interest income (expense)	(1,621)	-	-	(1,621)
Other income (expense), net	(61)	-	-	(61)
Gain on other assets, net	4,232	-	-	4,232
Income (loss) before income taxes	(15,933)	3,382	-	(12,551)
Income tax expense	(4,241)	-	-	(4,241)
Net income (loss)	$(20,174)	$3,382	$-	$(16,792)

Net income (loss) per share - basic	$(0.23)			$(0.19)
Net income (loss) per share - diluted	$(0.23)			$(0.19)

Weighted average number of shares - basic	88,534			88,534
Weighted average number of shares - diluted	88,534			88,534

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Demand Media, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of March 31, 2014

(In thousands)

	As Reported	Creativebug	Pro Forma Adjustments		Pro Forma Demand Media, Inc.
Assets
Current assets
Cash and cash equivalents	$153,963	$(9)	$9	(b)	$162,963
			9,000	(a)
Accounts receivable, net	31,977	-	-		31,977
Prepaid expenses and other current assets	8,598	(27)	1,000	(a)	9,571
Deferred registrations costs	71,665	-	-		71,665
Total current assets	266,203	(36)	10,009		276,176
Deferred registrations costs, less current portion	13,547	-	-		13,547
Property plant and equipment, net	39,490	(186)	-		39,304
Intangible assets, net	83,156	(3,238)	-		79,918
Goodwill	347,382	(6,600)	-	(c)	340,782
Other assets	22,800	-	-		22,800
Total assets	$772,578	$(10,060)	$10,009		$772,527
Liabilities and Stockholders' Equity
Current liabilities
Accounts Payable	$12,321	$(19)	$19	(b)	$12,321
Accrued expenses and other current liabilities	31,654	(615)	615	(b)	31,854
			200	(d)
Deferred tax liabilities	22,431	-	-		22,431
Current portion of long-term debt	15,000	-	-		15,000
Deferred revenue	91,570	(19)	-		91,551
Total current liabilities	172,976	(653)	834		173,157
Deferred revenue, less current portion	18,205	-	-		18,205
Other liabilities	14,416	(2)	2	(b)	14,416
Long-term debt	77,500	-	-		77,500
Total stockholders' equity	489,481	(9,405)	9,173	(e)	489,249
Total liabilities and stockholders' equity	$772,578	$(10,060)	$10,009		$772,527

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A – The disposition of Creativebug

On July 9, 2014, Demand Media, Inc., a Delaware corporation, completed the sale of substantially all of the assets relating to its Creativebug business to CB Acquisition, LLC, a Delaware limited liability company, for a purchase price of $10.0 million, comprised of $9.0 million in cash, and a $1.0 million holdback amount. The holdback amount is being held in escrow to secure any post-closing indemnification obligations of the Company. Any remaining portion of the holdback amount that is not subject to then-pending claims will be paid to us on the 12-month anniversary of the closing of the Disposition. The net book value of the assets being transferred in the Disposition is $3.4 million, as of March 31, 2014, resulting in a loss on disposition of $0.2 million. In May 2014, we reclassified the net assets to assets and liabilities held for sale.

Assets and liabilities being disposed (in thousands):

Prepaid expenses and other current assets	$27
Property plant and equipment, net	186
Intangible assets, net	3,238
Goodwill	6,600
Deferred revenue	(19)
Change in assets and liabilities, net	$10,032

Note B - Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a) – Purchase price

Reflects the adjustments to include the cash proceeds of $9.0 million received and the $1.0 million holdback resulting from the Disposition.

(b) – Assets and liabilities not assumed

Reflects the adjustments for the Creativebug assets and liabilities that are not being assumed by the buyer pursuant to the terms of the purchase agreement.

(c) – Goodwill

Goodwill is a preliminary estimate of relative fair value.

(d) – Disposition costs

To reflect an accrual for transaction costs related to the Disposition.

(e) – Retained earnings

As a result of the Disposition, we will recognize a loss of $0.2 million. This has not been included in the pro forma adjustments to the unaudited condensed consolidated statements of operations due to its non-recurring nature, but has been recorded in the unaudited pro forma balance sheet as of March 31, 2014.

Cash Proceeds	$10,000
Change in assets and liabilities, net	(10,032)
less transaction costs	(200)
Loss on sale	$(232)